Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re Orexigen Therapeutics, Inc., Debtor.[1]	Chapter 11 Case No. 18-10518 (KG)

ORDER PURSUANT TO SECTIONS 105, 363, 364, 365 AND 541

OF THE BANKRUPTCY CODE, BANKRUPTCY RULES 2002, 6004, 6006

AND 9007 AND DEL. BANKR. L.R. 2002-1 AND 6004-1 (A) APPROVING

BIDDING PROCEDURES AND BID PROTECTIONS FOR THE SALE OF

SUBSTANTIALLY ALL ASSETS OF DEBTOR; (B) APPROVING

PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT AND

REJECTION OF DESIGNATED EXECUTORY CONTRACTS AND UNEXPIRED

LEASES; (C) SCHEDULING THE AUCTION AND SALE HEARING; (D) APPROVING

FORMS AND MANNER OF NOTICE OF RESPECTIVE DATES, TIMES, AND

PLACES IN CONNECTION THEREWITH; AND (E) GRANTING RELATED RELIEF

Upon the Debtor’s Motion for (I) an Order Pursuant To Sections 105, 363, 364, 365 and 541 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006 and 9007 and Del. Bankr. L.R. 2002-1 and 6004-1 (A) Approving Bidding Procedures and Bid Protections for the Sale of Substantially All Assets of Debtor; (B) Approving Procedures for the Assumption and Assignment and Rejection of Designated Executory Contracts and Unexpired Leases; (C) Scheduling the Auction and Sale Hearing; (D) Approving Forms and Manner of Notice of Respective Dates, Times, and Places in Connection Therewith; and (E) Granting Related Relief; and (II) an Order (A) Approving the Sale of the Debtor’s Assets Free and Clear of Claims, Liens and Encumbrances; and (B) Approving the Assumption and Assignment and Assignment or Rejection of Executory Contracts and Unexpired Leases; and (III) Certain other Relief (the

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The last four digits of the Debtor’s federal tax identification number are 8822. The Debtor’s mailing address for purposes of this Chapter 11 Case is 3344 North Torrey Pines Court, Suite 200, La Jolla, CA, 92037.

“Motion”);2 and the Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated as of February 29, 2012; and the Court having found this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and the Court may enter an order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having considered the statements of counsel, the First Day Declaration, any objections raised, and the evidence presented at the Bidding Procedures Hearing; and it appearing that the relief requested in the Motion is reasonable and in the best interests of the Debtor’s bankruptcy estate, its creditors and other parties in interest; and after due deliberation and sufficient cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:

A. The Debtor has articulated good and sufficient reasons for, and the best interests of its estate, creditors, and other parties in interest will be served by the Court granting the relief requested in the Motion to be approved pursuant to this Bidding Procedures Order.

B. Under the circumstances, and particularly in light of the extensive marketing done by the Debtor and its advisors of the Purchased Assets prior to the date hereof, the Bidding Procedures are fair, reasonable and appropriate and constitute a reasonable, sufficient, adequate and proper means to provide potential competing bidders with an opportunity to submit, and are reasonably calculated to enable the Debtor to pursue, higher or otherwise better offers for the Purchased Assets.

[2]	Capitalized terms used but not defined herein have the meanings given to such terms in the Motion or Bidding Procedures (as defined below), as applicable.

C. A reasonable opportunity to be heard regarding the relief provided herein has been afforded to all interested parties.

D. The Debtor has demonstrated that, under the circumstances of this Chapter 11 Case, the Bidding Procedures attached as Exhibit 1 hereto (the “Bidding Procedures”), including the Debtor’s acceptance of the Stalking Horse Bid and grant to the Stalking Horse Bidder of the Break-Up Fee and Expense Reimbursement (as such terms are defined herein), are: (a) fair, reasonable, and provide an appropriate process and timetable for the Debtor to utilize for the solicitation and consideration of competing offers to purchase substantially all of the assets of the Debtor and (b) reasonably calculated to enable the Debtor to maximize the value of its assets by setting the floor for bids and contributing to a robust auction process for the benefit of the Debtor’s estate, creditors and other parties in interest.

E. The Debtor’s estate will suffer harm if the relief requested in the Motion to be approved by this Bidding Procedures Order is not granted.

F. The Debtor has articulated good and sufficient reasons for, and the best interests of its estate and stakeholders will be served by, the Court scheduling or fixing dates pursuant to this Bidding Procedures Order for (i) the Bid Deadline (as defined below), (ii) the Sale Objection Deadline (as defined below) to the Sale, (iii) the Auction, (iv) the Assignment Objection Deadline, and (v) the Sale Hearing.

G. The Sale Notice and Assignment and Rejection Notice are reasonably calculated to provide the Sale Notice Parties, the other Contract Counterparties, and other interested parties with proper notice of (i) the Bidding Procedures (ii) the Stalking Horse Bidder and Stalking Horse Bid (as each such term is defined below) (iii) the Bid Protections (as defined below), (iv) the Auction, (v) the Assignment and Rejection Procedures (including with respect to Cure

Costs and the Assignment Objection Deadline), (vi) the Sale Hearing, and (vii) the Sale; constitute adequate and sufficient notice under the circumstances of this Chapter 11 Case, and no other or further notice is required and afforded a reasonable opportunity to object or be heard regarding the relief requested in the Motion (including, without limitation, with respect to the Bidding Procedures, the Stalking Horse Bid and the Bid Protections).

H. The Debtor has demonstrated a compelling and sound justification for the Court to enter into this Bidding Procedures Order and thereby (i) approve the Bidding Procedures; (ii) authorize the Debtor to accept the stalking horse bid (the “Stalking Horse Bid”) with Nalpropion Pharmaceuticals, Inc. (the “Stalking Horse Bidder”) and enter into the asset purchase agreement (the “Stalking Horse Bidder Purchase Agreement”) with the Stalking Horse Bidder dated April 23, 2018 (a copy of which is attached hereto as Exhibit 4) and (ii) grant the Stalking Horse Bidder the Bid Protections as an actual and necessary cost of preserving the Debtor’s estate, within the meaning of sections 503(b) and 507(a) of the Bankruptcy Code.

I. The Motion and this Bidding Procedures Order comply with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”).

J. Due, sufficient and adequate notice of the relief granted herein has been given to all parties in interest.

K. The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the findings of fact in this Bidding Procedures Order constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is granted as set forth in this Bidding Procedures Order.

2. All objections filed to the Motion with respect to the relief granted herein that have not been withdrawn, waived, settled, or specifically addressed in this Bidding Procedures Order or Bidding Procedures, and all reservations of rights included in such objections, are overruled in all respects on the merits.

I. Approval of the Bidding Procedures

3. The Bidding Procedures, which are attached hereto as Exhibit 1 and incorporated herein by reference, are hereby approved in all respects and shall govern all bidders and bids including those that may be submitted by Qualified Bidders at the Auction and other activities relating to the sale of the assets of the Debtor. The failure to specifically include or reference any particular provision of the Bidding Procedures in this Bidding Procedures Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Bidding Procedures be authorized and approved in their entirety.

4. The Debtor is authorized to (a) designate Nalpropion Pharmaceuticals, Inc.as the Stalking Horse Bidder and accept the Stalking Horse Bid, and (b) enter into the Stalking Horse Bidder Purchase Agreement.

5. The Stalking Horse Bidder is granted a break-up fee in the amount of $3,500,000 (the “Break-Up Fee”) and reimbursement of its reasonable and documented out-of-pocket expenses and disbursements not to exceed $2,000,000 (“Expense Reimbursement” and, together with the Break-Up Fee, the “Bid Protections”), incurred in connection with its due diligence or

Stalking Horse Bid if the Stalking Horse Bidder does not become the Successful Bidder at the Auction or the Debtor otherwise breaches the Stalking Horse Bidder Purchase Agreement, as set forth in the Stalking Horse Purchase Agreement. The Bid Protections shall be allowed as administrative expense claims in the Chapter 11 Case under section 364(c)(1) of the Bankruptcy Code and shall be paid to the Stalking Horse Bidder in cash from the proceeds of a Successful Bid (other than from the Stalking Horse Bidder) within two (2) days of the date when the Debtor receives such proceeds, or from cash on hand as liquidated damages in the event of a breach by the Debtor of the terms of the Stalking Horse Bidder Purchase Agreement.

6. As further described in the Bidding Procedures, the deadline for all competing bidders to submit a Qualified Bid is June 21, 2018, at 4:00 p.m., prevailing Eastern time (the “Bid Deadline”), as further governed by the Bidding Procedures. Qualified Bidders seeking to submit bids for the Purchased Assets must do so in accordance with the terms of the Bidding Procedures and this Bidding Procedures Order.

7. The Assignment Objection Deadline is June 18, 2018, at 4:00 p.m. (prevailing Eastern Time). If a timely objection is filed and cannot be resolved consensually, such objection will be resolved at a hearing to be held prior to the Bid Deadline on June 21, 2018, or on such other date prior to or after the Sale Hearing as the Court may designate prior to or after the Sale Hearing.

8. As further governed by the Bidding Procedures, if the Debtor receives one or more Qualified Bids, in addition to the Stalking Horse Bid, by the Bid Deadline, the Debtor may hold the Auction on June 26, 2018, at 10:00 a.m. (prevailing Eastern Time) in accordance with the Bidding Procedures at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022. Only a Qualified Bidder who has submitted a Qualified Bid, the DIP Administrative Agent, the DIP Lenders, the Committee, the Senior Notes Trustee, valid creditors of the Debtor, and the respective representatives and advisors of each of the foregoing shall be eligible to attend the Auction.

9. Each Qualified Bidder participating in the Auction must confirm that it has not engaged in any collusion with respect to its bid or the Sale.

10. Prior to the Auction, the Debtor will select the highest Qualified Bid it has received to serve as the opening bid at the Auction (the “Baseline Bid”). Thereafter, (i) the first overbid at the Auction shall be the amount of the Baseline Bid plus $500,000, (ii) thereafter, a Qualified Bidder may increase its Qualified Bid in any amount as long as each subsequent bid exceeds the previous highest bid by at least $500,000 of additional cash consideration and (iii) any Qualified Bids by the Stalking Horse Bidder made during the Auction will be entitled to a credit equal to $5,500,000, which is the maximum amount of the sum of (i) the Breakup Fee, and (ii) the Expense Reimbursement.

11. The Auction will conclude when the Debtor, in the Debtor’s Permitted Discretion, and in accordance with the provisions of the Bidding Procedures, determines that it has received the highest or otherwise best offer from a Qualified Bidder (the “Successful Bid”). The next highest or otherwise best Qualified Bid submitted at the Auction, as determined by the Debtor, in the Debtor’s Permitted Discretion, shall be the “Back-Up Bid”. The Qualified Bidder submitting the Successful Bid shall be the “Successful Bidder” and the Qualified Bidder submitting the Back-Up Bid shall be the “Back-Up Bidder”. The Committee and the Senior Notes Trustee reserve all of their respective rights with respect to the Debtor’s determinations concerning the Successful Bidder and Back-Up Bidder.

12. Following the Auction, the Debtor shall promptly file with the Court the Supplement described in, and in accordance with, the provisions of the Bidding Procedures in the Bidding Procedures.

13. If the Debtor receives only one (1) Qualified Bid, the Debtor, in its Permitted Discretion, shall (i) notify all Potential Bidders and the Bankruptcy Court in writing that (a) the Auction is cancelled and (b) such Qualified Bid is the Successful Bid, and (ii) the Debtor shall seek authority at the Sale Hearing to consummate the Sale transactions with such Qualified Bidder contemplated by its Qualified Bidder Purchase Agreement.

14. The Court shall conduct the Sale Hearing on June 28, 2018, at 10:00 a.m. (prevailing Eastern Time), at which time the Court will consider approval of the Sale to the Successful Bidder. Following the conclusion of the Auction, with the consent of the Successful Bidder, or as otherwise directed by the Bankruptcy Court, the Sale Hearing may be adjourned or rescheduled without notice by an announcement of the adjourned date at the Sale Hearing or by filing a notice on the docket for this Chapter 11 Case. At the Sale Hearing, the Debtor shall present the Successful Bid to the Bankruptcy Court for approval.

15. The Debtor is hereby authorized to conduct the Sale without the necessity of complying with any state or local transfer laws or requirements.

16. The Debtor’s granting and payment of the Bid Protections pursuant to this Bidding Procedures Order and the Stalking Horse Bidder Purchase Agreement are: (a) actual and necessary costs and expenses of preserving the Debtor’s estate within the meaning of sections 503(b) and 507(a) of the Bankruptcy Code, (b) are of substantial benefit to the Debtor’s estate and creditors and all parties in interest herein, (c) are fair, reasonable, and appropriate, including in light of the size and nature of the proposed transactions, including the sale of substantially all of the assets of the Debtor, and the substantial efforts that have been and will be expended by the Stalking Horse Bidder (d) have been negotiated by the parties and their respective advisors at arm’s-length and in good faith, and (e) are a material inducement for, and a condition necessary to ensure that, the Stalking Horse Bidder pursues the purchase of substantially all of the assets of the Debtor.

17. Except for the Stalking Horse Bidder, no other party submitting an offer or a competing Qualified Bid to purchase substantially all of the assets of the Debtor shall be entitled to any expense reimbursement, break-up, termination, or similar fee or payment.

18. The Bid Protections are necessary to maximize the value of the Debtor’s estate. Without the Bid Protections, the Stalking Horse Bidder would not pursue the purchase of substantially all of the assets of the Debtor, likely resulting in the Debtor realizing a lower price for such assets.

II. Approval of the Sale and Assignment and Procedures Notices

19. The Sale Notice and Assignment and Rejection Notice substantially in the forms attached hereto as Exhibit 2 and Exhibit 3, respectively, to this Bidding Procedures Order, are approved in all respects. No other or further notice of the Bidding Procedures, Assignment and Rejection Procedures, the Sale Hearing, relevant objection or other deadlines, or the Sale is required.

20. The Sale Notice and Assignment and Rejection Notice are reasonably calculated to provide the Sale Notice Parties, the other Contract Counterparties, and other interested parties with proper notice of (i) the Bidding Procedures (ii) the Stalking Horse Bid, (iii) the Bid Protections, (iv) the Auction, (v) the Assignment and Rejection Procedures (including with respect to Cure Costs and the Assignment Objection Deadline), (vi) the Sale Hearing, and

(vii) the Sale; constitute adequate and sufficient notice under the circumstances of this Chapter 11 Case, and no other or further notice is required and afforded a reasonable opportunity to object or be heard regarding the relief requested in the Motion approved by this Bidding Procedures Order.

21. To be considered, any objection to the Sale must (a) comply with the Bankruptcy Rules and the Local Rules, (b) be made in writing and filed with the Court, and (c) be filed on or before 4:00 p.m. (prevailing Eastern Time) on is June 11, 2018, at 4:00 p.m. (prevailing Eastern Time), except objections to the identity of the Successful Bidder and/or Back-Up Bidder and the final terms of their respective bids may be raised at the Sale Hearing;

22. The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion at the Sale Hearing or thereafter of any objection to the relief requested by the Debtor to be approved at the Sale Hearing by entry of the Sale Order, or the consummation and performance of the Sale of the Purchased Assets to the Successful Bidder, including the transfer of the Purchased Assets free and clear of all liens, claims, interests and other encumbrances (with the same to attach to the cash proceeds of the Sale to the same extent and with the same order of priority, validity, force and effect which they previously had against the Purchased Assets, subject to the rights and defenses of the Debtor and the Debtor’s estate with respect thereto), and the Debtor’s assumption and assignment of the Transferred Contracts to the Successful Bidder.

23. The Assignment and Rejection Procedures, as described in the Motion, are hereby approved in all respects. The failure to specifically include or reference any particular provision of the Assignment and Rejection Procedures in this Bidding Procedures Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Assignment and Rejection Procedures be authorized and approved in their entirety.

24. As further governed by the Assignment and Rejection Procedures, the Assignment Objection Deadline is June 18, 2018, at 4:00 p.m. (prevailing Eastern Time). Any Contract Counterparty that fails to file an Assignment Objection by the Assignment Objection Deadline in accordance with the Assignment and Rejection Procedures (i) shall be deemed to have forever waived and released any right to assert an Assignment Objection, (ii) to have consented to the assumption and assignment, or assignment, as the case may be, of their Transferred Contract without the necessity of obtaining any further order of the Bankruptcy Court, and (iii) shall be forever barred and estopped from (a) objecting to the Cure Amount set forth on the Cure Schedule with respect to the Transferred Contract, (b) seeking additional amounts arising under the Transferred Contract prior to the closing from the Debtor or Successful Bidder, and (c) objecting to the assumption and assignment, or assignment, as the case may be, of its Transferred Contract to the Successful Bidder.

25. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h) or 6006(d), the terms and conditions of this Bidding Procedures Order shall be immediately effective and enforceable upon its entry.

26. The Debtor is authorized and empowered to take such steps, expend such sums of money and do such other things as may be necessary to implement and effectuate the terms and requirements established and relief granted in this Bidding Procedures Order.

27. To the extent of any inconsistences between the Bidding Procedures and this Bidding Procedures Order, this Bidding Procedures Order shall govern.

28. All time periods set forth in this Bidding Procedures Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

29. This Bidding Procedures Order shall be binding on all successors and assigns, including any trustee appointed in these Chapter 11 Cases.

30. The rights of the Committee, the Senior Notes Trustee and all other parties in interest with standing in the Chapter 11 Case, to seek an order of this Court extending the dates set forth herein and in the Bidding Procedures for the Bid Deadline, Auction and Sale Hearing, and the rights of the Debtor, Stalking Horse Bidder, DIP Administrative Agent and DIP Lenders to contest any such requests, are preserved.

31. The rights of the Committee, the Senior Notes Trustee and all other parties in interest with standing in the Chapter 11 Case, to object to any and all aspects of the Sale, including, without limitation, the identity of the Successful Bidder and/or Back-Up Bidder, the form of each such bidder’s asset purchase agreement, including, for avoidance of doubt, the form of asset purchase agreement submitted by the Stalking Horse Bidder, the terms of their respective bids, and the allocation of the purchase price pursuant to each such asset purchase agreement, and the rights of the Debtor, and all other parties in interest with standing in the Chapter 11 Case, to contest any such objections, are preserved.

32. For the avoidance of doubt, Paragraphs 30 and 31 shall not be deemed to constitute consent of the Stalking Horse Bidder or any other Qualified Bidder to extend any of the deadlines contained in Section 5.10(a) or any other provision of the Stalking Horse Bidder Purchase Agreement or similar provisions of any Qualified Bidder Purchase Agreement or the waiver of any right or remedy of the Stalking Horse Bidder or any Qualified Bidder arising under such purchase agreement on account of a failure of the Debtor to meet any such deadline.

33. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the Bidding Procedures or this Bidding Procedures Order.

Dated: April 23, 2018

Wilmington, Delaware

/s/ Kevin Gross
THE HONORABLE KEVIN GROSS
UNITED STATES BANKRUPTCY JUDGE

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